UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2014

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of HomeFed Corporation (the “Company”) at the Annual Meeting of Stockholders of the Company held on June 12, 2014 (the “Annual Meeting”).

1.           Election of directors.

Each of the seven nominees for director was elected, and the voting results are set forth below:

	Number of Shares
	For	Withheld	Broker Non-Votes

Patrick D. Bienvenue	8,045,018	50,502	958,628
Paul J. Borden	8,046,861	48,659	958,628
Timothy M. Considine	8,093,200	2,320	958,628
Ian M. Cumming	8,046,271	49,249	958,628
Brian P. Friedman	8,047,374	48,146	958,628
Michael A. Lobatz	8,093,307	2,213	958,628
Joseph S. Steinberg	8,046,278	49,242	958,628

2.           Advisory vote to approve named executive officer compensation.

The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, and the voting results are set forth below:

For	8,067,118
Against	7,157
Abstentions	21,244
Broker Non-Votes	958,629

3.              Ratification of PricewaterhouseCoopers LLP, as independent auditors for the year ended December 31, 2014.

The ratification of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	9,050,688
Against	2,111
Abstentions	1,349

Item 7.01.  Regulation FD Disclosure.

The information set forth in the Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014

HOMEFED CORPORATION

/s/ Erin N. Ruhe
Name:	Erin N. Ruhe
Title:	Vice President

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